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                                                                    EXHIBIT 10.2

                                WARRANT AGREEMENT

      WARRANT AGREEMENT (this "Agreement"), dated as of July 9, 1998, by and between PC Flowers & Gifts, Inc., a Delaware corporation (the "Grantor"), and Fingerhut Companies, Inc., a Minnesota corporation (the "Grantee").

                             W I T N E S S E T H:

      WHEREAS, the Grantor and the Grantee are parties to an Investor Subscription Agreement of even date herewith (as the same may be amended from time to time, the "Investment Agreement") pursuant to which Grantee is purchasing 248 shares of Common Stock of the Grantor, without par value ("Common Stock") and the Grantor is to issue to the Grantee Warrants to purchase up to 1252 shares of Common Stock.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. Grant of Warrant. The Grantor hereby grants to Grantee an irrevocable warrant (the "Warrant") to purchase up to 1252 shares of Common Stock (the "Warrant Shares") which together with 248 shares of Common Stock to be issued to Fingerhut on the date hereof will represent sixty percent (60%) of the outstanding Common Stock of the Grantor after exercise of such Warrant and issuance of all shares subject to any options, warrants, convertible securities, subscription rights or otherwise which are in existence or outstanding as of the date hereof. The purchase price for the Warrant Shares shall be as follows:

              Percent of
              Outstanding     Exercise
              Shares Owned    Price Per
              after Exercise  Share,         Aggregate
Number of     ("Percentage    ("Exercise     Exercise
Shares        Ownership")     Price")        Price         Expiration Date
------        -----------     -------        -----         ---------------
419               40%         $7,159.90      $3,000,000    January 8, 1999
333               50%         $6,006.01      $2,000,000    January 8, 2000
500               60%         $5,000.00      $2,500,000    June 30, 2000

The Percentage Ownership shall be adjusted downward to reflect the issuance of options to employees of the Grantor other than William J. Tobin, in each instance as approved in writing by the Grantee.

      SECTION 2. Exercise of Warrant. The Grantee may exercise this Warrant, in whole or in part (but, with respect to Warrants exercisable at the same Exercise Price, all Warrants at such Exercise Price), at any time from the date hereof by giving to the Grantor notice to such effect, specifying a date not later than ten business days from the date such notice is given for the

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closing of the purchase. Such closing may be by mail or by transfer of funds as specified on such notice.

      SECTION 3. Adjustment of Warrant Shares Issuable.

                  (a) In case at any time or from time to time after the date of this Agreement the Grantor shall (i) declare or pay any dividend or make any other distribution upon any capital stock of the Grantor which is payable in Common Stock or securities convertible into Common Stock ("Convertible Securities"), or (ii) effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, in any such event, the total number of additional shares of Common Stock, or (in the case of any such dividend or distribution payable in Convertible Securities) Convertible Securities issuable in payment of such dividend or distribution or to give effect to such subdivision shall be deemed to have been issued immediately after the close of business on the record date (or other date) for the determination of holders of any class of securities in connection with such subdivision.

                  (b) In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  (c) In case the Grantor shall take any of the actions set forth in (a) and (b) above, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Grantee shall be entitled to receive the kind and number of Warrant Shares which it would have owned or have been entitled to receive after any of the events described above, had each such Warrant been exercised immediately prior to such event or any record date with respect thereto. An adjustment made pursuant to this clause (c) shall become effective immediately after the effective date of such event retroactive to the record date, if any for such event.

                  (d) If the Grantor issues any shares of Common Stock or Convertible Securities other than with the written consent of the Grantee, the number of Warrant Shares issuable pursuant to this Agreement shall be increased, as required, to provide to the Grantee that it shall receive the Percentage Ownership.

      SECTION 4. Payment and Delivery of Warrant Shares. At any closing hereunder, (a) Grantee shall make payment to the Grantor of the Exercise Price, and (b) Grantor shall issue the Warrant Shares to the Grantee and register such issuance on Grantor's stock ledger.

      SECTION 5.  Representations and Warranties of the Grantor.

      (a) Organization. The Grantor is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.


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      (b) Authorization; No Contravention. The execution, delivery and performance by the Grantor of this Warrant Agreement are within the Grantor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than as may be required by state and federal securities laws) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Grantor or of any other agreement, judgment, injunction, order, decree or other instrument binding upon the Grantor.

      (c) Binding Effect. This Agreement constitutes a valid and binding agreement of the Grantor, enforceable in accordance with its terms.

      (d) Private Offering. Neither the Grantor nor any person acting on its behalf has offered the Warrant Shares or any similar securities for sale, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any persons. Neither the Grantor nor any person acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Warrant Shares to the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

      (e) Issuance of Shares. Upon the exercise of the Warrant pursuant to this Agreement, the Warrant Shares reserved for issuance hereunder will be duly and validly authorized, issued, fully paid and non-assessable, free of preemptive rights and free and clear of any lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Warrant Shares), other than such limitations or restrictions imposed by the Stockholders Agreement dated as of the date hereof among Grantor, the Grantee and William J. Tobin (the "Stockholders Agreement") and by the Securities Act.

      (f) Capital Stock. On the date hereof, the authorized capital stock of the Grantor consists of 10,000 shares of Common Stock of which 1,000 shares of Common Stock are outstanding. The Warrant Shares plus 248 shares of Common Stock to be issued to Fingerhut on the date hereof represent 60% of the Grantor's outstanding Common Stock on a fully diluted basis, after the issuance of the Warrant Shares. There are no options, warrants or other rights outstanding to purchase any Shares of Common Stock of the Company

      SECTION 6. Covenants of Grantor. The Grantor will at all times reserve and keep available, solely for issuance pursuant to the exercise of the Warrant, the number of shares of Common Stock which from time to time shall be issuable to the Grantee upon the exercise of the Warrant. The Grantor shall take all action to assure that all such shares shall be duly authorized and, when issued pursuant to the exercise of the Warrant, shall be validly issued, fully paid and non-assessable with no liability on the part of the holders thereof.

      SECTION 7. Miscellaneous.

      (a) The Grantee understands that the Warrant Shares are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future the Grantee decides to resell, pledge or otherwise transfer any of the Warrant Shares, such Warrant Shares may be resold, pledged or transferred only (i) in accordance with the


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terms of the Stockholders Agreement or (ii) pursuant to an exemption from registration under the Securities Act.

      (b) The Grantee understands that the Warrant Shares will, unless otherwise agreed by the Grantor thereof, bear a legend to the following effect:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

      (c) Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

      (d) Notices. All notices, requests, other communications and distributions to any party hereunder shall be in writing (including prepaid overnight courier, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties.

            If to the Grantor:

                  PC Flowers & Gifts, Inc.
                  134 Davenport Drive
                  Stamford, CT  06902

            If to the Grantee:

                  Fingerhut Companies, Inc.
                  4400 Baker Road
                  Minnetonka, MN  55343
                  Attn:  Michael P. Sherman, Esq.

Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex or telecopy number specified on the signature pages hereof and the appropriate answerback is received (in the case of telex) or telephonic confirmation of receipt thereof is obtained (in the case of telecopy) or (ii) if given by


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mail, prepaid overnight courier or any other means, when received at the address specified on the signature pages hereof or when delivery at such address is refused.

      (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

      (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same Warrant.

      (g) Headings. The paragraph headings herein are for convenience only and shall not affect the construction hereof.

      (h) Assignment. This Agreement shall not be assignable by either party.


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      IN WITNESS WHEREOF, the Grantor and Grantee have caused this Agreement to be duly executed as of the day and year first above written.

                              PC FLOWERS & GIFTS, INC.


                              By: /s/ William J. Tobin, President
                                  -------------------------------


                              FINGERHUT COMPANIES, INC.

                              By: /s/ Michael Sherman, JP
                                 --------------------------------


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